Exhibit 99.1

REVOCABLE PROXY                    ORDINARY SHARES

Precise Software Solutions Ltd.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE EXTRAORDINARY MEETING OF SHAREHOLDERS
TO BE HELD ON                               , 2003

      The undersigned hereby acknowledges receipt of the Notice of Extraordinary Meeting of Shareholders of Precise Software Solutions Ltd. dated December 27, 2002, notification dated February 26, 2003, and the Proxy Statement/ Prospectus dated                     , 2003, and hereby appoints Richard Forcier, Dror Elkayam and Marianne Horan, and each of them individually, with full power of substitution and resubstitution, as proxies to act for and in the name of the undersigned to vote all ordinary shares of Precise Software Solutions Ltd. that the undersigned is entitled to vote at the extraordinary meeting of shareholders to be held at Precise’s U.S. offices located at 690 Canton Street, Westwood, Massachusetts 02090 on                               , 2003, at                                a.m. local time, and at any adjournment thereof, as indicated below.

      THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      At the present time, the Board of Directors knows of no other business to be presented at the meeting. The undersigned may revoke this proxy card at any time prior to use by delivering a signed notice of revocation or a later-dated signed proxy in the same way and to the same addresses set forth in this proxy card at least 24 hours prior to the extraordinary meeting or by attending the extraordinary meeting in person and revoking this proxy by making a written or oral notice of revocation presented at the meeting to the Chairman of the meeting, and in these cases the power of the proxies shall be deemed terminated and of no further force or effect. If the undersigned revokes this proxy card in the manner described above and does not submit a duly executed and subsequently dated proxy card to Precise, the undersigned may vote in person at the extraordinary meeting all ordinary shares of Precise owned by the undersigned as of the record date,                               , 2003.

      The Board of Directors recommends a vote FOR each of Proposals 1, 2, 3 and 4 in each case as described in the accompanying proxy statement/prospectus dated                               , 2003.

☑     Please mark votes as in this example.

1.     Proposal to approve the Agreement and Plan of Merger dated as of December 19, 2002, by and among VERITAS Software Corporation, a Delaware corporation, Argon Merger Sub Ltd., an Israeli company and an indirect wholly-owned subsidiary of VERITAS, and Precise Software Solutions Ltd. (the “Merger Agreement”), the merger of Argon Merger Sub Ltd. with and into Precise Software Solutions Ltd. as required by Section 314 of the Israeli Companies Law, 1999 and the other transactions contemplated by the Merger Agreement. The shareholders of both Precise and Argon Merger Sub Ltd. will approve the merger pursuant to Sections 320 and 327 of the Israeli Companies Law, 1999.

                    FOR ☐                    AGAINST ☐                    ABSTAIN ☐

2.     Proposal to approve the amendment of Article 74 (Insurance and Indemnity) of the articles of association of Precise Software Solutions Ltd., which is intended to allow for insurance and indemnification of directors and specified officers to the maximum extent permitted by Israeli law.

                    FOR ☐                    AGAINST ☐                    ABSTAIN ☐

3.     Proposal to approve the acceleration of the vesting schedule of options to purchase Precise ordinary shares held by the members of the Board of Directors of Precise Software Solutions Ltd. immediately after the completion of the merger, and the extension of the period during which such options may be exercised.

                    FOR ☐                    AGAINST ☐                    ABSTAIN ☐

4.     Proposal to adopt and approve any motion to adjourn a meeting at which a quorum is present to a later time to permit further solicitation of proxies if necessary to obtain additional votes in favor of Proposal No. 1, Proposal No. 2 or Proposal No. 3.

                    FOR ☐                    AGAINST ☐                    ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting or any adjournment thereof.

PLEASE INDICATE BELOW (REGARDLESS OF WHETHER YOU INDICATE HOW YOU WANT TO VOTE) WHETHER OR NOT YOU FALL INTO THE FOLLOWING CATEGORIES. IF YOU DO NOT INDICATE BELOW (OR YOU MARK BOTH BOXES), YOUR VOTE WILL NOT BE COUNTED FOR PURPOSES OF PROPOSAL NO. 1.

(A) A person or entity that holds, directly or indirectly, 25% or more of either the voting power or the right to appoint a director of VERITAS Software Corporation or Argon Merger Sub Ltd.; or

(B) A person or entity acting on behalf of VERITAS Software Corporation or Argon Merger Sub Ltd. or on behalf of a person or entity described in (A) above; or

(C) A family member of or an entity controlled by: (1) VERITAS Software Corporation, (2) Argon Merger Sub Ltd. or (3) a person or entity described in (A) or (B) above.

      The term “control” generally means the ability to direct the operations of a corporate entity.

I FALL within one of the foregoing categories ☐

I DO NOT FALL within one of the foregoing categories ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

This proxy card should be marked, dated and signed by the shareholder exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. You may also send your proxy to Precise at 10 Hata’asiya Street, Or-Yehuda 60408, Israel or 690 Canton Street, Westwood, MA 02090 or to Precise’s transfer agent, American Stock Transfer and Trust Company, at 59 Maiden Lane, Plaza Level, New York, NY 10038, Attention: Karen Lazar. Persons signing in a fiduciary capacity or as a duly authorized attorney should so indicate. If a company or other corporate body, please sign in full corporate name together with its common seal or stamp or the hand of a duly authorized agent(s) or attorney. If two or more persons are registered as joint holders of a share, the holder whose name appears first in the registrar of shareholders of Precise as senior to the others shall be accepted to the exclusion of the vote(s) of the other joint holder(s).

Signature of Shareholder
Date: _______________________________________, 2003

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE OR AS OTHERWISE DESCRIBED ABOVE.

I/ We will attend the meeting ☐ YES     ☐ NO